                                 [AXS-ONE LOGO]

COMPANY CONTACT:                             IR CONTACT:
Joseph Dwyer                                 Matthew Hayden
AXS-One Inc.                                 Hayden Communications
201.935.3400                                 858.704.5065
jdwyer@axsone.com                            matt@haydenir.com
                                             or
                                             Brett Maas
                                             Hayden Communications
                                             646-536-7331
                                             brett@haydenir.com

FOR IMMEDIATE RELEASE

                  AMERICAN STOCK EXCHANGE NOTIFIES AXS-ONE INC.
                 THAT IT IS NONCOMPLIANT WITH LISTING STANDARDS

RUTHERFORD, N.J., October 12, 2006 - AXS-One Inc. (AMEX: AXO) has received notice from the American Stock Exchange (AMEX) that the Company is not in compliance with certain conditions of AMEX's continued listing standards.
Specifically, AMEX noted that the Company's shareholders' equity as of June 30,
2006 was less than $2 million and losses from continuing operations and/or net losses were incurred in two of the three most recent fiscal years. Additionally, according to the AMEX Company Guide, AMEX will not normally consider suspending dealings in the securities of a company which is below a total market capitalization of $50 million and has at least 1.1 million publicly held shares with a market value of at least $15 million and 400 round lot shareholders.
AXS-One's market capitalization has recently fallen below $50 million.

The notice is based on a review by the AMEX of AXS-One Inc.'s Form 10-Q for the quarter ended June 30, 2006 which publicly disclosed the financial status of the
Company at that time.

The Company will submit a plan on or before November 6, 2006 advising AMEX of what actions have been or will be taken that would bring the Company into compliance with the continued listing standards within a maximum of 18 months from the date of the notification by AMEX.

Upon receipt of the plan, the Listings Qualifications Department of AMEX will make a determination as to whether the Company has made a reasonable demonstration of an ability to regain compliance within the plan period of 18 months. If the plan is accepted, the Company may be able to continue its listing during the plan period subject to periodic review to determine progress consistent with the plan.

ABOUT AXS-ONE INC.

AXS-One (AMEX: AXO) is a leading provider of high performance Records Compliance
Management solutions. The AXS-One Compliance Platform enables organizations to implement secure, scalable and enforceable policies that address records management for corporate governance, legal discovery and industry regulations such as SEC17a-4, NASD 3010, Sarbanes-Oxley, HIPAA, The Patriot Act and
Gramm-Leach Bliley. AXS-One's technology has been critically acclaimed as best of class and delivers digital archiving, business process management, electronic document delivery and integrated records disposition and discovery for e-mail, instant messaging, images, SAP and other corporate records. Founded in 1979, and headquartered in Rutherford, NJ, AXS-One has offices worldwide including in the
United States, Australia, Singapore, United Kingdom and South Africa. For
further information, visit the AXS-One website at http://www.axsone.com.

AXS-One, the AXS-One logo, "Access Tomorrow Today," AXSPoint, and TransAXS are registered trademarks of, and AXS-One Compliance Platform, AXS-One Retention
Manager, AXS-One Rapid-AXS, AXS-Link for Desktop, AXS-Link for SAP, AXS-Link for
Lotus Notes, AXS-Link for Microsoft Exchange, "The Records Compliance Management
Company", e-Cellerator, AXS Desk, "AXS-One Collaboration FrameWorks," SMART,
AXS-Link and Tivity are trademarks of, AXS-One Inc., in the U.S. All other company and product names are trademarks or registered trademarks of their respective companies.

Special Note Regarding Forward-Looking Statements: A number of statements contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. These risks and uncertainties include, but are not limited to: our ability to return to profitability; our ability to grow license and service revenue; potential vulnerability to technological obsolescence; the risks that our current and future products may contain errors or defects that would be difficult and costly to detect and correct; potential difficulties in managing growth; dependence on key personnel;
the possible impact of competitive products and pricing; and other risks described in more detail in AXO's most recent Form 10-K and other Securities and
Exchange Commission filings.

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